EXHIBIT 2.4

                         ORGANIZATIONAL ACTS OF
                              DIRECTORS OF
             STARNET COMMUNICATIONS INTERNATIONAL (DE) INC.
                           BY WRITTEN CONSENT
                           ------------------

     The following resolutions constitute the acts of the directors of Starnet Communications International (DE) Inc., a Delaware corporation (the "Corporation"), regarding organization of the Corporation, adopted by written consent in lieu of a meeting pursuant to 8 Del. C. Section 141
(f):

     RESOLVED, that the adoption of the by-laws by the Incorporator hereby is ratified and that the by-laws hereby are approved;

     RESOLVED, that a certified copy of the Certificate of Incorporation of the Corporation be filed with the minutes of the meetings of the Board of Directors;

     RESOLVED, that a form of stock certificate for the $0.001 par value Class A voting common stock of the Corporation, is hereby approved;

     RESOLVED, that pursuant to the by-laws hereinabove adopted, the person identified below elected to the offices set forth opposite the name to serve until the respective successors are chosen and qualify:

          Jason Bolduc             -    President

          Christopher Zacharias    -    Secretary

          Christopher Zacharias    -    Treasurer

     RESOLVED, that the fiscal year of the Corporation shall end on December 31 of each year;

     WHEREAS, Starnet Communications International Inc., a Nevada Corporation, has offered to purchase 1 share of the authorized fully-paid non-assessable $0.001 par value Class A voting common capital stock of the Corporation for $100.00, and it appears to the undersigned director that the sale of said common stock is necessary and desirable, and that the price offered therefor is a fair value at least equal to the par value of the stock to be issued therefor;

     RESOLVED, that the above-described offer to purchase the number of shares of the $0.001 par value Class A voting common capital stock of the Corporation is accepted and the appropriate officers of the Corporation are authorized and directed to execute, issue and deliver, in the name and on behalf of the Corporation and under its seal, certificates of stock for the number of shares of $0.001 par value Class A voting common capital

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stock subscribed for by Starnet Communications International Inc. upon receipt by the Corporation of the fully stated consideration therefor;

     RESOLVED, that the entire consideration is hereby designated and specified as capital;

     RESOLVED, that the officers of the Corporation are hereby authorized and directed to do all such acts and to execute all such documents and certificates as may be necessary to accomplish the purpose and intent of the foregoing resolutions;

     RESOLVED, that the President and/or Treasurer of this Corporation be, and he is hereby, authorized, instructed and directed to open and keep a bank account or accounts with one or more reputable and well established banks of the State of Delaware or any jurisdiction in which the Company does business in the name and for the use of this Corporation, to adopt a corporate resolution in the standard form requested by any such bank, and to deposit in any such bank or banks to the credit of this Corporation from time to time, any and all monies and checks, and until otherwise ordered said bank or banks be and hereby are authorized to make payments from the funds of the Corporation on deposit with it or them upon and according to the check of this Corporation, signed by its President, Secretary or Treasurer, and the said officers are authorized to sign, endorse, accept, make, execute and deliver any and all checks, notes, drafts and bills of exchange on behalf of this Corporation;

     RESOLVED, that the Treasurer is authorized and directed to pay all fees and expenses incidental to the organization of the Corporation;

     RESOLVED, that any officer of the Corporation is authorized and directed to execute and deliver any and all agreements, contracts and documents relating to the business of the Company, including, without limitation, financial advisory, financial administration and other agreements as such officers may deem appropriate, and to do all such acts and to execute all such documents and certificates, as may be necessary to accomplish the purpose and intent of the foregoing resolutions.

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     The effective date of this Acts of Directors of the Corporation is
March 10, 1997.

                              /s/ JASON BOLDUC
                              -----------------------------------
                              Jason Bolduc, Director

                              /s/ CHRISTOPHER ZACHARIAS
                              -----------------------------------
                              Christopher Zacharias, Director

                              /s/ MARK DOHLEN
                              -----------------------------------
                              Mark Dohlen, Director

                              /s/ MITCHELL WHITE
                              -----------------------------------
                              Mitchell White, Director

                              /s/ JACK CARLEY
                              -----------------------------------
                              Jack Carley, Director









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